ABACUS LIFE REPORTS THIRD QUARTER 2023 RESULTS
- Total Revenue Grew 20% Year-over-Year to $21.1 Million -
- Increased Originations Capital Deployment by 43% Year-over-Year to $51 Million -
- GAAP Net Income of $0.9 Million; non-GAAP Adjusted Net Income of $9.2 Million -
- Non-GAAP Adjusted EBITDA Grew 26% Year-over-Year to $10.8 Million -
ORLANDO, Fla. – November 13, 2023 – Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a leading buyer of life insurance policies and vertically integrated alternative asset manager specializing in specialty insurance products, today reported results for the quarter ended September 30, 2023.
“Our strong third quarter results continue to validate Abacus' differentiated business model and further contributes to our solid track record of sustained growth,” said Jay Jackson, Chief Executive Officer of Abacus. “We achieved additional milestones following the end of the third quarter, successfully completing our first public bond offering and refinancing prior debt with the proceeds, improving our cost of capital by approximately 275 basis points while extending our maturity wall.”
“We also recently announced the launch of our new wealth division, ABL Wealth, to offer clients custom lifespan-based financial solutions in partnership with Dynasty Financial Partners, one of the country’s leading wealth management platforms for independent wealth management firms. As we close out 2023, we believe our proven business model positions us to continue executing on our multiple strategic growth initiatives, generating sustained profitability and ultimately creating long-term value for our shareholders,” concluded Jackson.
Third Quarter 2023 Highlights (on a Proforma Basis)
-Total revenue for the third quarter of 2023 grew 20% to $21.1 million, compared to $17.5 million in the prior-year period.
-Originations capital deployment for the third quarter of 2023 increased 43% to $51 million, compared to $34 million in the prior-year period; number of policy originations for the third quarter of 2023 grew 61% to 181, compared to 112 in the prior-year period.
-GAAP net income attributable to shareholders for the third quarter of 2023 was $0.9 million, compared to $11.2 million in the prior-year period.
-Adjusted net income was $9.2 million, compared to $10.2 million in the prior-year period.
-Adjusted EBITDA for the third quarter of 2023 grew 26% to $10.8 million, compared to $8.5 million in the prior-year period, which was primarily attributable to strong revenue growth, partially offset by higher operating expenses. Adjusted EBITDA margin (a non-GAAP measure) for the third quarter of 2023 was 51.1%, compared to 48.7% in the prior-year period.
-Annualized return on invested capital (ROIC) (a non-GAAP measure defined below) for the third quarter of 2023 was 2.8%; adjusted ROIC of 29%.
-Annualized Return on equity (ROE) (a non-GAAP measure defined below) for the third quarter of 2023 was 2.2%; adjusted ROE of 22%.
-Total operating expenses for the third quarter of 2023 were $12.9 million, compared to $1.4 million in the prior-year period. Higher operating expenses were primarily driven by non-cash expense of $4.6 million related to employee stock compensation and public company expenses incurred in the third quarter of 2023 that were not recorded in the prior-year period.
Third Quarter 2023 Results (on a Proforma Basis)
-Active management revenue for the third quarter of 2023 increased 70% to $18.9 million, compared to $11.1 million in the prior-year period, primarily due to increased policy acquisition and realized trade revenue.

-Total revenue from portfolio servicing segment for the third quarter of 2023 was $0.2 million, compared to $0.4 million in the prior-year period.
-Total Originations revenue for the third quarter of 2023 was $2.0 million, compared to $6.0 million in the prior-year period, primarily due to fewer policies sold to third parties.
-GAAP net income attributable to shareholders for the third quarter of 2023 of $0.9 million, compared to GAAP net income attributable to shareholders of $11.2 million in the prior-year period, primarily driven by a non-cash expense of $4.6 million related to employee stock compensation and public company expenses incurred in the third quarter of 2023 that were not recorded in the prior-year period.
Liquidity and Capital
As of September 30, 2023, the Company had cash and cash equivalents of $36.6 million, balance sheet policy assets of $87.7 million and outstanding long-term debt of $118.8 million.
Webcast and Conference Call
A webcast and conference call to discuss the Company’s results will be held today beginning at 9:00 a.m. (Eastern Time). A live webcast of the conference call will be available on Abacus Life’s investor relations website at ir.abacuslife.com. The dial-in number for the conference call is (877) 407-9716 (toll-free) or (201) 493-6779 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.abacuslife.com for one year following the call.
Non-GAAP Financial Information
Adjusted Net Income, a non-GAAP measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control.]. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Life, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA margin, a non-GAAP measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below.
Annualized return on invested capital (ROIC), a non-GAAP measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.
Annualized return on equity (ROE), a non-GAAP measure, is defined as [Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE.

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
About Abacus

Abacus is a leading vertically integrated alternative asset manager and market maker, specializing in longevity and actuarial technology. The company is democratizing the life insurance space through three groundbreaking new channels: ABL Tech, ABL Wealth, and ABL Longevity Funds. Since 2004, Abacus has purchased life insurance policies from consumers seeking liquidity and has actively managed those policies over time (via trading, holding, and/or servicing). With over $4.6BN in face value of policies purchased, we have helped thousands of clients maximize the value of life insurance. Abacus Life is the only public life settlement company, trading on the Nasdaq Exchange under the ticker symbol ABL.

Over the past 19 years, the company has built an institutionalized origination and portfolio management process that is supported by a 95+ person team, long-term relationships with 78 institutional partners and 30,000 financial advisors, and the ability to operate in 49 states. The Company complies with HIPAA and privacy laws to maintain and protect confidentiality of financial, health, and medical information. Abacus is also proud to be a BBB Accredited Business with an A+ rating.

www.Abacuslife.com

Contact:
Abacus Life Investor Relations
investors@abacuslife.com
Abacus Life Public Relations
press@abacuslife.com

ABACUS LIFE, INC. Condensed Consolidated Balance Sheets

	September 30, 2023 (unaudited)	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 36,649,190	$ 30,052,823
Accounts receivable	960,720	10,448
Accounts receivable, related party	174,875	198,364
Due from affiliates	772,545	2,904,646
Prepaid expenses and other current assets	961,427	116,646
Total current assets	39,518,757	33,282,927
Property and equipment, net	261,882	18,617
Intangible assets, net	31,217,917	—
Goodwill	140,287,000	—
Operating right-of-use assets	171,295	77,011
Life settlement policies, at cost	4,116,499	8,716,111
Life settlement policies, at fair value	83,585,374	13,809,352
Available-for-sale securities, at fair value	1,000,000	1,000,000
Other investments, at cost	1,650,000	1,300,000
Other assets	998,469	—
Equity securities, at fair value	1,494,744	890,829
TOTAL ASSETS	$ 304,301,937	$ 59,094,847

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$ 636,788	$ —
Accounts payable	2,000	40,014
Operating lease liability, current	173,799	48,127
Due to affiliates	5,236	263,785
Due to owners	1,159,712	—
Contract liabilities - deposits on pending settlements	348,836	—
Accrued transaction costs	—	908,256
Other current liabilities	3,050,731	42,227
Income taxes payable	80,573	—
Total current liabilities	5,457,675	1,302,409

Long-term debt- Related party	36,535,778	—
Long-term debt	82,278,050	28,249,653
Operating lease liability, noncurrent	—	29,268
Deferred tax liability	10,558,687	1,363,820
Warrant liability	3,382,000	—
TOTAL LIABILITIES	138,212,190	30,945,150
COMMITMENTS AND CONTINGENCIES (11)
SHAREHOLDERS' EQUITY (DEFICIT)
Class A common stock, 0.0001 par value; 200,000,000 authorized shares; 63,349,823 and 50,369,350 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	6,296	5,037
Additional paid-in capital	194,197,780	704,963
Retained earnings	(28,503,752)	25,487,323
Accumulated other comprehensive income	100,175	1,052,836
Non-controlling interest	289,248	899,538
Total shareholders' equity (deficit)	166,089,747	28,149,697
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$ 304,301,937	$ 59,094,847

ABACUS LIFE, INC. Proforma Condensed Consolidated Statement of Operations

ABACUS LIFE, INC. Proforma Adjusted Net Income and Adjusted EPS

Proforma adjusted Net Income and Adjusted EPS	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
Net income attributable to Abacus Life, Inc.	$ 903,361	$ 9,992,003	$ 15,739,009	$ 21,507,702
Net income for Abacus Settlements, LLC	—	(122,998)	(974,901)	149,790
Proforma net income attributable to Abacus Life, Inc.	903,361	9,869,005 [1]	14,764,108 [2]	21,657,492 [3]
Net income attributable to non-controlling interests	147,611	363,452	(339,692)	770,093
Amortization expense	1,682,083	—	1,682,083	—
Stock compensation expense	4,583,632	—	4,583,632	—
Change in fair value of warrant liability	943,400	—	943,400	—
Tax impact of items listed above	908,271		908,271	
Proforma adjusted Net Income	$ 9,168,359	$ 10,232,457	$ 22,541,803	$ 22,427,585
Weighted-average shares of Class A common stock outstanding	63,349,823	50,369,350	54,632,826	50,369,350
Proforma Adjusted EPS	$ 0.14	$ 0.20	$ 0.41	$ 0.45

[1] Includes historical net income attributable to Abacus Life Inc. for the three months ended September 30, 2022 of $9,992,003 and a net loss of ($122,998) for Abacus Settlements, LLC.

[2] Includes year-to-date net income attributable to Abacus Life Inc. as of September 30, 2023 of $15,739,009 plus net loss for the six month period ended on June 30, 2023 for Abacus Settlements, LLC of ($974,901).

[3] Includes historical net income attributable to Abacus Life Inc. for the nine months ended September 30, 2022 of $21,507,702 and $149,790 for Abacus Settlements, LLC.

ABACUS LIFE, INC. Proforma Adjusted EBITDA

Proforma adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
Net Income for Abacus Life Inc.	—	$ 10,355,455	$ 15,399,317	$ 22,277,795
Net Income for Abacus Settlements, LLC		(122,998)	(974,901)	149,790
Proforma Net Income	1,050,972	10,232,457 [1]	14,424,416 [2]	22,427,585 [3]
Depreciation	12,770	4,219	20,508	12,360
Amortization	1,682,083	—	1,682,083	—
Interest expense	2,679,237	2,449	3,632,420	1,449
Interest income	(63,826)	—	(73,200)	—
Income tax expense	1,710,315	(948,600)	2,240,708	(650,794)
Stock compensation	4,583,632	—	4,583,632	—
Other (Income) / Expenses	(20,086)	(42,288)	1,565	199,959
Change in fair value of warrant liability	943,400	—	943,400	—
Expense support agreement	—	283,047	—	283,047
Change in fair value of debt	(2,088,797)	(1,235,032)	309,865	(859,519)
Unrealized loss / (gain) on investments	306,800	246,846	(491,356)	1,301,821
Proforma Adjusted EBITDA	$ 10,796,500	$ 8,543,099	$ 27,274,041	$ 22,715,908
Revenue	$ 21,120,930	$ 17,539,229	$ 55,890,580	$ 48,830,191
Proforma Adjusted EBITDA Margin	51.12%	48.71%	48.80%	46.52%
Proforma Net Income Margin	4.98%	58.34%	25.81%	45.93%

[1] Includes historical net income for the three months ended September 30, 2022 of $10,355,455 for Abacus Life Inc. and a loss of ($122,998) for Abacus Settlements, LLC.

[2] Includes year-to-date net income as of September 30, 2023 of $15,399,317 plus net loss for the six month period ended on June 30, 2023 for Abacus Settlements, LLC of ($974,901).

[3] Includes historical net income for the nine months ended September 30, 2022 of $22,277,795 for Abacus Life Inc. and $149,790 for Abacus Settlements, LLC.

ABACUS LIFE, INC. Proforma Segment Revenue

ABACUS LIFE, INC. Return on Invested Capital (ROIC)

ABACUS LIFE, INC. Return on Equity (ROE)